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                                                               Exhibit 10.15


                                  CONFIDENTIAL

                              EMPLOYMENT AGREEMENT

    This Employment Agreement is made and entered into as of August 15, 1998 by and between Applied Extrusion Technologies, Inc., a Delaware corporation (the "Company"), and Anthony J. Allott ("Employee").

    For and in consideration of the mutual promises, terms, provisions and conditions contained in this Agreement, the Company and Employee hereby agree as follows:

    1. Employment. The Company offers and Employee accepts employment subject to the terms and conditions set forth in this Agreement.

    2. Term. Subject to earlier termination as hereinafter provided, Employee's employment hereunder shall be for a term of three years, commencing on the effective date hereof (the "Commencement Date") and ending on the third anniversary of such date, and shall automatically renew thereafter for subsequent one year periods (the initial term and each renewal term being hereafter referred to as the "Employment Term").

    3. Capacity and Performance. Employee shall serve on a full-time basis as the Company's Vice President and Chief Financial Officer or in such other senior executive position as the Chief Executive Officer or Board of Directors of the Company may designate from time to time, shall report to the Chief Executive Officer, and shall perform such duties and responsibilities on behalf of the Company, consistent with such position, as may be designated from time to time by the Chief Executive Officer of the Company or by his designee. During the Employment Term, Employee shall devote his full time and best efforts, business judgement, skill and knowledge to the advancement of the Company's interests and to the discharge of his duties and responsibilities hereunder. Employee shall not engage in any other business activity during


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the Employment Term except as may be approved in advance in writing by the Chief
Executive Officer.

    4. Compensation and Benefits. Subject to performance of Employee's duties and of the obligations of Employee to the Company, pursuant to this Agreement or otherwise:

         (a) Base Salary. As compensation for all services performed under and during his employment hereunder, the Company shall pay Employee an annual base salary of $200,000. The base salary payable to Employee in periods after the Commencement Date shall be subject to upward adjustment only as recommended by the Chief Executive Officer of the Company or his designee consistent with the Company's compensation policies and guidelines. The base salary in effect from time to time is hereafter referred to as the "Base Salary." The Base Salary shall be payable in accordance with the payroll practices of the Company for its executives.

         (b) Bonuses. The Employee's position with the Company will at all times be a bonus-eligible position. Bonuses will be based upon objective criteria that are defined annually by the Company.

         (c) Benefits. Employee shall be entitled to participate in any and all employee benefit plans, medical insurance plans, life insurance plans, disability income plans, retirement plans, incentive compensation plans and other benefit plans from time to time in effect for executives of the Company generally, except to the extent such plans are duplicative of benefits otherwise provided to Employee under this Agreement. Employee shall be entitled to receive, at the Company's expense, a complete physical examination by a physician of his choice. In accordance with Company's policy, Employee shall also be entitled to four weeks of paid vacation in any fiscal year during his employment hereunder.


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         (d)  Business Expenses. The Company shall pay or reimburse Employee for all reasonable business expenses incurred or paid by him in the performance of his duties and responsibilities hereunder, subject to such reasonable substantiation and documentation as may be requested by the Company.

         (e) Automobile. During the Employment Term, the Company shall furnish Employee with an automobile owned or leased by the Company, at the Company's discretion, or if Employee so elects an automobile allowance of not less than $700.00 per month.

         (f) Country Club Membership. During the Employment Term, the Company shall either pay the Employee's membership expenses (including fees, dues and related expenses) or otherwise make available to the Employee at no cost to the Employee, membership at a country club to be agreed upon by the Employee and the Company.

    5.   Termination and Termination Benefits. Notwithstanding the provisions of
Section 2, Employee's employment hereunder shall terminate under the following circumstances:

         (a) Death. In the event of Employee's death, Employee's employment hereunder shall immediately and automatically terminate. In such event, the Company shall pay to the Employee's estate an amount equal to any unpaid Base Salary and declared bonus and benefits accrued through the date of Employee's death.

         (b)  Disability.

              (i) The Company may terminate Employee's employment hereunder, upon written notice to Employee, in the event that Employee becomes disabled through any illness, injury, accident or condition of either a physical or psychological nature and, as a result, is unable to perform substantially all of his duties and responsibilities hereunder for one hundred


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eighty (180) days during any period of three hundred and sixty-five (365)
consecutive calendar days.

              (ii) The Chief Executive Officer of the Company may designate another employee to act in Employee's place during any period of his disability. Notwithstanding any such designation, Employee shall continue to receive his full salary and benefits in accordance with Section 4 of this Agreement until he becomes eligible for disability income under the Company's disability income plan or until the termination of his employment hereunder, whichever shall first occur.

              (iii) While receiving disability income payments under the Company's disability income plan, Employee shall not be entitled to receive any Base Salary under Section 4(a) or any bonus under Section 4(b), but shall continue to participate in Company benefit plans in accordance with Section 4(c) until the termination of his employment hereunder. The terms of the disability plan maintained by the Company, if any, will govern the Employee's entitlement to and the payment of disability income to Employee.

              (iv) If any question shall arise as to whether during any period Employee is disabled, Employee may, and at the request of the Company shall, submit to a medical examination by a physician selected by the Company to whom Employee or his guardian has no reasonable objection to determine whether Employee is so disabled and such determination shall for the purposes of this Agreement be conclusive of this issue. If such question shall arise and Employee shall fail to submit to such medical examination, the Company's determination of the issue shall be binding on Employee.

         (c)  Termination by the Company for Cause. The Company may terminate


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Employee's employment hereunder for cause at any time upon written notice to
Employee setting forth in reasonable detail the nature of such cause. For purposes of this Agreement, the following shall constitute "cause" for termination:

              (i) Employee's conviction of, or entry into a consent decree or substantially similar arrangement in connection with, a crime involving fraud, dishonesty, or other conduct which reflects materially and adversely on the Company;

              (ii) breach by Employee of any material provision of this Agreement, which breach has not been cured within 30 days after written notice to Employee by the Company; or

              (iii) conduct by Employee, as determined in the reasonable judgment of the Board of Directors of the Company, demonstrating gross misconduct and gross unfitness to serve and which has caused material harm to the business or interests of the Company;

provided, however, that "cause" shall not mean acts or failure to act, whether due to error of judgment or otherwise, where Employee has exercised good faith and reasonable diligence in the exercise of his duties. Upon the giving of written notice of termination of Employee's employment hereunder for cause, the Company shall have no further obligation to Employee other than for Base Salary earned and payment for vacation time accrued through the date of termination.

         (d) Termination by the Company Other than for Cause. The Company may terminate Employee's employment hereunder other than for cause at any time upon written notice to Employee. In the event of such termination, the Company shall
(i) continue to pay Employee the Base Salary at the rate in effect at the date of termination for twelve months or the remainder of the Employment Term, whichever is longer (the "Severance Period"), payable at such times and in such amounts as Employee would have received if his employment hereunder


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had not been terminated, and (ii) provide to Employee during the Severance
Period the benefits set forth in Sections 4(c), 4(e) and 4(f) of this Agreement (or the equivalent thereof in all material respects if continued participation in a Company benefit plan is not permitted under applicable law or benefit plan terms), subject to such contributions as Employee would have been required to make had he remained an employee of the Company.

    For purposes of this Section 5(d), if Employee is required by the Company to relocate the place if his employment to, or perform his duties primarily from, a location or locations more than 30 miles from the Company's current location in Peabody, Massachusetts, then the imposition of such requirement shall, at Employee's option to be exercised in Employee's sole and absolute discretion, be treated as a termination of Employee's employment hereunder other than for cause.

    6. Effect of Termination. Payment by the Company of all amounts, and provision of all benefits, that the Company may be required to pay or provide to Employee pursuant to Section 5 upon termination of his employment hereunder shall constitute the entire obligation of the Company to Employee, and performance by the Company shall constitute full settlement of any claim that Employee might otherwise assert against the Company or any director, officer or employee of the Company, as a result of or in connection with such termination. The provisions of Sections 6, 7, 8 and 9 of this Agreement shall survive termination.


    7. Nondisclosure and Nonuse of Confidential Information. Employee shall not disclose to any other person (except as required by applicable law or in connection with the performance of his duties and responsibilities hereunder), or use for his own benefit or gain, any Confidential Information (as defined below) relating to the business conducted or proposed to be


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conducted by the Company. Employee understands that this restriction shall continue to apply after Employee's employment terminates, regardless of the reason for such termination. "Confidential Information" includes, without limitation, information relating to (i) the development, research, testing, manufacturing and marketing activities of the Company, (ii) the products manufactured, sold or distributed by the Company, (iii) the costs, sources of supply and strategic plans of the Company, (iv) the identity and special needs of the customers of the Company and (v) people and organizations with whom the Company has business relationships and the existence or nature of those relationships. Confidential Information also includes comparable information that the Company may receive or has received belonging to customers or others who do business with the Company.

    8. Restricted Activities. Employee agrees that some restrictions on his activities during and after his employment with the Company are necessary to protect the goodwill, Confidential Information and other legitimate business interests of the Company. In recognition thereof, while he is employed by the Company and for a period of two years immediately following termination of his employment with the Company (the "Restricted Period"), Employee shall not, directly or indirectly, whether as owner, partner, investor, consultant, agent, employee, co-venturer or otherwise, compete with the Company. Specifically, but without limiting the foregoing, Employee agrees not to engage in any manner in any activity that is directly or indirectly competitive or potentially competitive with the business of the Company as conducted at any time during his employment by the Company. The foregoing restriction shall not prevent Employee from owning 5% or less of the publicly traded equity securities of any company or from accepting employment from or providing consulting services to any person who does not compete with the Company.


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    9.   Relief, Interpretation. Employee agrees that the Company shall, in addition to any other remedies available to it, be entitled to preliminary and permanent injunctive relief against any breach by him of the covenants contained in Sections 6, 7 and 8, without having to post bond. In the event that any provision of Sections 6, 7, and 8 shall be determined by any court of competent jurisdiction to be unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, it shall be interpreted to extend only over the maximum period of time, geographic area or range of activities as to which it may be enforceable. For purposes of Sections 6, 7 and 8, the term "Company" shall mean the Company and any of its subsidiaries and affiliates who are such during the term of the Employee's employment with the Company.

    10. Conflicting Agreements. Employee hereby represents and warrants that the execution of this Agreement and the performance of his obligations hereunder will not breach or be in conflict with any other agreement to which he is a party or is bound, and that he is not subject to any covenants against competition or similar covenants which would affect the performance of his obligations hereunder. Employee will not disclose to or use on behalf of the Company any proprietary information of a third party without such party's consent.

    11. Withholding. All payments made by the Company under this Agreement shall be reduced by any tax or other amounts required to be withheld by the Company under applicable law.

    12. Assignment. Neither the Company nor Employee may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other party; provided, however, that the Company may assign its rights and obligations hereunder without the consent of Employee in the event that the Company shall


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hereafter effect a reorganization, consolidate with, or merge into any other person or transfer all or substantially all of its properties or assets to any other person. This Agreement shall inure to the benefit of and be binding upon the Company and Employee, their respective successors, executors, administrators, heir and permitted assigns.

    13. Enforceability. If any portion or provision of this Agreement shall be to any extent be declared illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provisions in circumstances other than those as to which is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

    14. Waiver. No waiver of any provision hereof shall be effective unless made in writing and signed by the waiving party. The failure of either party to require the performance of any term or obligation of this Agreement, or the waiver by either party of any breach of this Agreement, shall not prevent any subsequent enforcement of such term or obligation or be deemed a waiver of any subsequent breach.

    15. Notices. Any notices, requests, demands or other communications provided for by this Agreement shall be in writing and shall be effective when delivered in person or deposited in the United States mail, postage prepaid, registered or certified mail, and addressed to Employee at his address set forth under his signature on the last page hereof or such other address as Employee shall have notified the Company of in writing, or, in the case of notice to the Company, addressed to it at its main office, to the attention of the Chief Executive Officer.

    16. Miscellaneous. This Agreement and that letter agreement between the Company and Employee dated May 18, 1998 together constitute the entire agreement between the parties


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and supersedes any prior communications, agreements and understandings, written or oral, with respect to the terms and conditions of Employee's employment with the Company. This Agreement may be amended or modified only by a written instrument signed by Employee and by a duly authorized representative of the Company. This is a Massachusetts contract and shall be construed and enforced in accordance with the laws of The Commonwealth of Massachusetts, without regard to the conflict of laws principles or provisions thereof.

    IN WITNESS WHEREOF, this Agreement has been executed as a sealed instrument by the Company, by its duly authorized officer, and by Employee, as of the date first above written.

EMPLOYEE:                        APPLIED EXTRUSION TECHNOLOGIES, INC.


/s/ Anthony J. Allott            By: /s/ Thomas E. Williams
-----------------------------       --------------------------------------------
Address: 18 Washington Street       Title: President and Chief Executive Officer
         Marblehead, MA 01945
Date:    August 15, 1998


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